As filed with the Securities and Exchange Commission October 9, 2008

                                                     Registration No. 333-149143

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DOLPHIN DIGITAL MEDIA, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                       7200                     86-0787790
(State or jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
   of incorporation        Classification Code Number)     Identification No.)
   or organization)

                                 82 AVENUE ROAD
                        TORONTO, ONTARIO, CANADA M5R 2H2
                                 (416) 929-5798
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               WILLIAM O'DOWD, IV
                             CHIEF EXECUTIVE OFFICER
                                 82 AVENUE ROAD
                        TORONTO, ONTARIO, CANADA M5R 2H2
                                 (416) 929-5798
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Joel D. Mayersohn, Esq.
                                Roetzel & Andress
                                  p.o. box 9748
                         Fort Lauderdale, Florida 33310
                                 (954) 462-4150

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer |_|   Accelerated Filer |_|   Non-accelerated Filer |_|
Smaller Reporting Company |X|

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                      PROPOSED
                        AMOUNT TO      MAXIMUM         PROPOSED       AMOUNT OF
   TITLE OF EACH           BE      OFFERING PRICE       MAXIMUM     REGISTRATION
CLASS OF SECURITIES    REGISTERED     PER SHARE        AGGREGATE        FEE
  TO BE REGISTERED        (1)           (2)         OFFERING PRICE      (3)
---------------------  ----------  --------------   --------------  ------------
Common Stock, par
 value $.015 per
 share,upon exercise
 of Warrants           2,143,314      $ 1.20          $ 2,571,977     $ 101.08
________________________________________________________________________________

(1) The number of shares of Common Stock registered hereunder represents a good faith estimate by us of the number of shares of Common Stock issuable upon exercise of the Warrants.
(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked prices for our Common Stock on the over-the-counter market on February 4, 2008, pursuant to Rule 457(c) of the Securities Act.

(3) Previously paid with initial filing of S-1 Registration Statement on February 11, 2008.
                              _____________________


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.






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

                                EXPLANATORY NOTE


The undersigned registrant hereby files this Pre-Effective Amendment No. 3 to Form S-1 to include the following exhibit under "Item 16. Exhibits" and in the
Exhibit Index:


Exhibit No.                       Description

5.1                               Legal Opinion of Michael J. Morrison










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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned on October 9, 2008.

                                                  DOLPHIN DIGITAL MEDIA, INC.

                                                  By:  /s/ William O'Dowd, IV
                                                       -------------------------
                                                       William O'Dowd, IV
                                                       Chief Executive Officer,
                                                       Chairman, and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and the dates indicated.

/s/ William O'Dowd, IV
-----------------------------
William O'Dowd, IV                 Chief Executive Officer,     October 9, 2008
                                   Chairman, and Director
                                (Principal Executive Officer)
                                   and Principal Financial
                                          Officer)

/s/ Giuseppe Pino Baldassarre
-----------------------------
Giuseppe Pino Baldassarre       President, Managing Director,   October 9, 2008
                                        and Director


/s/ Michael Espensen
-----------------------------
Michael Espensen                         Director               October 9, 2008